UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2013

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Restricted Stock Units to Named Executive Officers

On December 3, 2013, the Compensation Committee of the Board of Directors (the “Committee”) of Bazaarvoice, Inc. (the “Company”) approved the issuance of restricted stock units to Bryan C. Barksdale, who serves as the Company’s General Counsel and Secretary, and Ryan D. Robinson, who serves as the Company’s Chief People Officer. The Committee approved the issuance of restricted stock units for 40,000 shares for each of Mr. Barksdale and Mr. Robinson.

Base Salary Increase for Named Executive Officer

In connection with Gene Austin’s promotion to the Company’s Chief Executive Officer, effective January 31, 2014, his annual base salary was increased to $420,000. Such increase is effective as of December 3, 2013.

Bonus Award Increase for Named Executive Officer

The Committee approved an annual target bonus for Mr. Austin under the Company’s executive bonus plan for the 12 months ending April 30, 2014 of 80% of his base salary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: December 9, 2013

2